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                                BDO SEIDMAN, LLP
                          ACCOUNTANTS AND CONSULTANTS
                      1900 AVENUE OF THE STARS, 11TH FLOOR
                          LOS ANGELES, CA  90067-4301
                                 (310) 557-1777



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------



Medical Device Technologies, Inc.
San Diego, California


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated January 29, 1996, except for Note 5 which is as of April 9, 1996 and Notes 7 and 16 which are as of May 17, 1996, relating to the consolidated financial statements of Medical Device Technologies, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                       /s/ BDO Seidman, LLP

                                       BDO Seidman, LLP

Los Angeles, California
May 22, 1996